EXHIBIT 99.1
Camco Financial Announces Quarterly Cash Dividend
Cambridge, Ohio — Camco Financial Corporation (Nasdaq: CAFI) today announced a quarterly cash dividend of 15 cents per share. The dividend was declared March 27, 2007 for shareholders of record on April 10, 2007 and is payable on April 20, 2007.
Camco’s CEO & President, Richard C. Baylor, commented, “We are pleased to continue our history of paying our stockholders an attractive cash dividend, currently yielding 4.85%, which compares favorably to alternative taxable investments”.
Camco Financial Corporation, holding company of Advantage Bank, is a multi-state financial services holding company headquartered in Cambridge, Ohio. Advantage Bank and its affiliates offer community banking that includes commercial, business and consumer financial services, internet banking and title insurance services from 31 offices in 22 communities in Ohio, Kentucky and West Virginia.
Additional information about Camco may be found on Camco’s web site:
www.advantagebank.com